Exhibit 23.1

CNB FINANCIAL CORPORATION

Form 10-K For The Year Ended December 31, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-68894 on Form S-3D of CNB Financial Corporation of our report dated March 13, 2009 on the consolidated financial statements and the effectiveness of internal control over financial reporting, which is incorporated by reference in the Annual Report on Form 10-K of CNB Financial Corporation for the year ended December 31, 2008.

/s/ Crowe Horwath LLP

Cleveland, Ohio

March 13, 2009